Registration No. 333-185478

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Westpac Banking Corporation

(Exact name of registrant as specified in its charter)

Australia (State or other jurisdiction of incorporation or organization)	98-6008211 (I.R.S. Employer Identification No.)

275 Kent Street, Sydney NSW 2000

Australia

+61 2 9293-9270

(Address, including zip code and telephone number,

including area code, of registrant’s principal executive offices)

Sean Crellin

Director, Legal

Westpac Banking Corporation

575 Fifth Avenue, 39th Floor

New York, New York 10017-2422

(212) 551-1905

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Alan H. Paley, Esq.

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Approximate date of commencement of proposed sale to public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Senior Debt Securities
Subordinated Debt Securities

(1)                                  An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at unspecified prices. The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, which we refer to as the Securities Act, to defer payment of all of the registration fee, except for $749,080 that has already been paid with respect to securities previously registered, but not sold, under the registration statement on Form S-3 (Registration No. 333-166670), filed with the Securities and Exchange Commission on May 10, 2010 by Westpac Securitisation Management Pty Limited, a wholly-owned subsidiary of the registrant (the “Prior Registration Statement”). Of this amount, $368,400 represents fees previously paid and, pursuant to Rule 457(p), applied to payment of the registration fees payable with respect to a portion of the securities registered by the Prior Registration Statement (see note 2 to the calculation of registration fee in the Prior Registration Statement), and $380,680 represents fees paid in connection with the registration of unsold securities carried forward to the Prior Registration Statement pursuant to Rule 415(a)(6) (see note 3 to the calculation of registration fee in the Prior Registration Statement).  Pursuant to Rule 457(p) under the Securities Act, such unutilized registration fees may be applied to the registration fee payable pursuant to this registration statement.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 has been filed by the registrant solely for the purpose of amending the Calculation of Registration Fee table to apply the registration fees previously paid by a wholly-owned subsidiary of Westpac Banking Corporation to registration fees payable from time to time under this Registration Statement. No changes have been made to the prospectus included in Part I or to any other sections of the Registration Statement and accordingly they have been omitted.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Westpac Banking Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this post-effective amendment No. 1 to its registration statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on April 30, 2015.

WESTPAC BANKING CORPORATION

By:	/s/ Sean Crellin
Sean Crellin
Director – Corporate, Legal & Secretariat,
New York Branch

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Chairman	April 30, 2015
Lindsay Maxsted

*	Director	April 30, 2015
Elizabeth Bryan

*	Director	April 30, 2015
Ewen Crouch

*	Director	April 30, 2015
Alison Deans

*	Director	April 30, 2015
Robert Elstone

*	Director	April 30, 2015
Peter Hawkins

*	Director	April 30, 2015
Peter Marriott

*	Managing Director and Chief Executive Officer (Principal Executive Officer)	April 30, 2015
Brian Hartzer

*	Chief Financial Officer (Principal Financial Officer)	April 30, 2015
Peter King

*	Chief Accounting Officer (Principal Accounting Officer)	April 30, 2015
Richard Burton

*	Authorized Representative in the United States	April 30, 2015
Sean Crellin

*By:	/s/ Sean Crellin
Attorney-in-fact

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EXHIBIT INDEX

Number	Description

24.1	Power of Attorney of certain directors and officers of Westpac Banking Corporation

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